PacBio Announces Second Quarter 2023 Financial Results

Menlo Park, Calif. – August 2, 2023 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2023.

Second quarter results
•Revenue of $47.6 million, a 34% increase compared with $35.5 million in the prior-year period.
•Recognized revenue on 47 sequencing systems in the second quarter, including 45 Revio systems and 2 Sequel IIe systems, compared to 36 Sequel II/IIe systems in the prior-year period.
•Instrument revenue of $29.9 million compared with $15.6 million in the prior-year period.
•Consumables revenue of $13.7 million compared with $14.6 million in the prior-year period.
•Service and other revenue of $3.9 million compared with $5.3 million in the prior-year period.
Gross profit for the second quarter of 2023 was $15.5 million, representing a 4% decrease compared with $16.2 million for the second quarter of 2022 and a gross margin of 33% in the second quarter of 2023 compared to 46% for the second quarter of 2022. Non-GAAP gross profit for the second quarter of 2023 was $15.7 million and represented a non-GAAP gross margin of 33% in the second quarter of 2023, compared to a non-GAAP gross profit of $16.4 million in the second quarter of 2022 which represented a non-GAAP gross margin of 46% (see accompanying tables for reconciliations of GAAP and non-GAAP measures).
Operating expenses totaled $88.7 million for the second quarter of 2023, compared to $84.2 million for the second quarter of 2022. Non-GAAP operating expenses totaled $86.7 million for the second quarter of 2023, compared to $89.6 million for the second quarter of 2022. Operating expenses for the second quarter of 2023 and the second quarter of 2022 included non-cash share-based compensation of $16.7 million and $18.0 million, respectively.
Net loss for the second quarter of 2023 was $69.8 million, compared to a net loss of $71.4 million for the second quarter of 2022. Non-GAAP net loss was $65.6 million for the second quarter of 2023, compared to $76.6 million for the second quarter of 2022.
Net loss per share for the second quarter of 2023 was $0.28 compared to net loss per share of $0.32 for the second quarter of 2022. Non-GAAP net loss per share for the second quarter of 2023 was $0.26 compared to $0.34 for the second quarter of 2022.
Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at June 30, 2023, totaled $829.9 million, compared to $772.3 million at December 31, 2022.

Updates since our last earnings release
•Commenced shipping of the Onso platform, an innovative benchtop short-read DNA sequencing system that provides users with an extraordinary level of accuracy using PacBio's proprietary sequencing by binding (SBB) technology. PacBio expects to complete the installation of the first Onso instrument and ship related consumables later this month. The milestone payment associated with PacBio's acquisition of Omniome will be triggered once both the Onso instrument and related consumables have been shipped.
•Entered into an agreement to acquire Apton Biosystems, Inc. (Apton), a private company developing a high-throughput short-read sequencer. PacBio plans to integrate SBB chemistry with Apton's advanced optics and imaging technologies to accelerate our development of a highly accurate, high throughput, short-read sequencer.
•Announced that Bioscientia, a leading global provider of clinical laboratory testing services for diagnostics based in Germany, implemented Revio to sequence several thousand human genomes per year.
•Collaborated with Radboud University Medical Center (Radboudumc), one of Europe's largest academic centers for human genetics, to explore genetic causes of rare and genetic diseases. Radboudumc plans to study the potential clinical utility and better understand the health economics of bringing highly accurate HiFi sequencing in a clinical setting on a large scale.

•Appointed Olga Troyanskaya, Ph.D., Professor of Computer Science and the Lewis Sigler Institute for Integrative Genomics at Princeton University to PacBio’s Scientific Advisory Board (SAB) and Jay Shendure, Ph.D., Professor of Genome Sciences at the University of Washington, as Chair. SAB provides guidance to the research and development efforts at PacBio, including critical feedback, advice, and expertise on future technological and scientific direction to inform PacBio’s priorities and roadmaps for current and future products.
•Issued $441 million principal amount of 1.375% Convertible Senior Notes due 2030 in exchange for $441 million principal amount of 1.50% Convertible Senior Notes due 2028 (2028 Notes) in a privately negotiated exchange deal with a holder of PacBio’s 2028 Notes.

"PacBio continued to gain momentum in the second quarter as Revio demand drove record quarterly revenue," said Christian Henry, President and Chief Executive Officer. "The team continues to execute on scaling manufacturing and delivering the new product to customers, and we're seeing customers ramp sequencing on Revio. I'm also pleased to share that we've commenced shipment of Onso today, our highly differentiated short-read benchtop sequencer developed as a result of our acquisition of Omniome in 2021. I'm also excited to announce that we entered into an agreement to acquire Apton, enabling us to accelerate the development of a high-throughput instrument capable of sequencing billions of reads per flow cell."
Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its second quarter ended June 30, 2023, results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q2 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing, and manufacturing advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and ultimately, resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our existing HiFi long-read sequencing technology and our emerging short-read Sequencing by Binding (SBBTM) technology. Our products address solutions across a broad set of applications, including human genomics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for research use only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; PacBio's acquisition of Apton, including the potential benefits of adding short-read, high-throughput sequencing technologies to PacBio's product portfolio and the synergies such technologies may provide with PacBio's existing offerings; expectations with respect to customer demand for our products and technologies and growth in our business; and the impact of new products, including the Revio, Onso and Apton systems. Reported results and orders for the Revio and Onso systems should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales, including the Onso system; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to our acquisition of Apton and our ability to successfully execute on such acquisition, such as the failure to successfully integrate Apton or to otherwise realize the anticipated benefits of the Apton acquisition; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using our products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe; and risks associated with international operations, among others. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue:
Product revenue	$43,655	$34,654	$30,175
Service and other revenue	3,918	4,246	5,292
Total revenue	47,573	38,900	35,467
Cost of Revenue:
Cost of product revenue	28,432	25,164	15,499
Cost of service and other revenue	3,412	3,792	3,592
Amortization of intangible assets	183	183	183
Total cost of revenue	32,027	29,139	19,274
Gross profit	15,546	9,761	16,193
Operating Expense:
Research and development	46,173	48,939	50,348
Sales, general and administrative	40,573	39,818	39,252
Change in fair value of contingent consideration (1)	1,975	12,256	(5,438)
Total operating expense	88,721	101,013	84,162
Operating loss	(73,175)	(91,252)	(67,969)
Loss on extinguishment of debt (2)	(2,033)	—	—
Interest expense	(3,554)	(3,630)	(3,681)
Other income, net	8,929	6,867	256
Loss before expense (benefit) from income taxes	(69,833)	(88,015)	(71,394)
Expense (benefit) from income taxes	—	—	—
Net loss	$(69,833)	$(88,015)	$(71,394)

Net loss per share:
Basic	$(0.28)	$(0.36)	$(0.32)
Diluted	$(0.28)	$(0.36)	$(0.32)

Weighted average shares outstanding used in calculating net loss per share:
Basic	250,070	242,032	224,499
Diluted	250,070	242,032	224,499
__________________
(1)Change in fair value of contingent consideration during the three months ended June 30, 2023, March 31, 2023, and June 30, 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(2)Loss on extinguishment of debt during the three months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue:
Product revenue	$43,655	$30,175	$78,309	$58,419
Service and other revenue	3,918	5,292	8,164	10,221
Total revenue	47,573	35,467	86,473	68,640
Cost of Revenue:
Cost of product revenue	28,432	15,499	53,596	30,319
Cost of service and other revenue	3,412	3,592	7,204	7,607
Amortization of intangible assets	183	183	366	366
Total cost of revenue	32,027	19,274	61,166	38,292
Gross profit	15,546	16,193	25,307	30,348
Operating Expense:
Research and development	46,173	50,348	95,112	103,285
Sales, general and administrative	40,573	39,252	80,391	79,056
Change in fair value of contingent consideration (1)	1,975	(5,438)	14,231	(6,501)
Total operating expense	88,721	84,162	189,734	175,840
Operating loss	(73,175)	(67,969)	(164,427)	(145,492)
Loss on extinguishment of debt (2)	(2,033)	—	(2,033)	—
Interest expense	(3,554)	(3,681)	(7,184)	(7,378)
Other income (expense), net	8,929	256	15,796	(23)
Loss before expense (benefit) from income taxes	(69,833)	(71,394)	(157,848)	(152,893)
Expense (benefit) from income taxes	—	—	—	—
Net loss	$(69,833)	$(71,394)	$(157,848)	$(152,893)

Net loss per share:
Basic	$(0.28)	$(0.32)	$(0.64)	$(0.68)
Diluted	$(0.28)	$(0.32)	$(0.64)	$(0.68)

Weighted average shares outstanding used in calculating net loss per share:
Basic	250,070	224,499	246,074	223,400
Diluted	250,070	224,499	246,074	223,400
__________________
(1)Change in fair value of contingent consideration during the three and six months ended June 30, 2023 and 2022 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(2)Loss on extinguishment of debt during the three and six months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Cash and investments	$829,862	$772,318
Accounts receivable, net	24,034	18,786
Inventory, net	67,608	50,381
Prepaid and other current assets	13,748	10,289
Property and equipment, net	40,317	41,580
Operating lease right-of-use assets, net	36,444	39,763
Restricted cash	2,722	3,222
Intangible assets, net	409,779	410,245
Goodwill	409,974	409,974
Other long-term assets	13,143	10,528
Total Assets	$1,847,631	$1,767,086

Liabilities and Stockholders' Equity
Accounts payable	$16,512	$12,028
Accrued expenses	27,010	32,596
Deferred revenue	29,975	32,292
Operating lease liabilities	45,842	49,956
Contingent consideration liability	186,325	172,094
Convertible senior notes, net	891,795	896,683
Other liabilities	8,173	8,533
Stockholders' equity	641,999	562,904
Total Liabilities and Stockholders' Equity	$1,847,631	$1,767,086

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net loss	$(69,833)	$(88,015)	$(71,394)	$(157,848)	$(152,893)
Change in fair value of contingent consideration (1)	1,975	12,256	(5,438)	14,231	(6,501)
Loss on extinguishment of debt (2)	2,033	—	—	2,033	—
Amortization of acquired intangible assets	228	228	228	456	457
Non-GAAP net loss	$(65,597)	$(75,531)	$(76,604)	$(141,128)	$(158,937)

GAAP net loss per share	$(0.28)	$(0.36)	$(0.32)	$(0.64)	$(0.68)
Change in fair value of contingent consideration (1)	0.01	0.05	(0.02)	0.06	(0.03)
Loss on extinguishment of debt (2)	0.01	—	—	0.01	—
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP net loss per share	$(0.26)	$(0.31)	$(0.34)	$(0.57)	$(0.71)

GAAP gross profit	$15,546	$9,761	$16,193	$25,307	$30,348
Amortization of acquired intangible assets	183	183	183	366	366
Non-GAAP gross profit	$15,729	$9,944	$16,376	$25,673	$30,714

GAAP gross profit %	33%	25%	46%	29%	44%

Non-GAAP gross profit %	33%	26%	46%	30%	45%

GAAP total operating expense	$88,721	$101,013	$84,162	$189,734	$175,840
Change in fair value of contingent consideration (1)	(1,975)	(12,256)	5,438	(14,231)	6,501
Amortization of acquired intangible assets	(45)	(45)	(45)	(90)	(91)
Non-GAAP total operating expense	$86,701	$88,712	$89,555	$175,413	$182,250
__________________
(1)Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.
(2)Loss on extinguishment of debt during the three and six months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.